Exhibit 10.(c)

AMENDMENT XXVII

Effective [June 1, 2006]

Amendment XXVII to the Automatic Reinsurance Agreement, effective April 1, 1984, between ReliaStar Life Insurance Company (Reinsurer) and ReliaStar Life Insurance Company of New York (Company).

It is hereby agreed that effective on and after [June 1, 2006] the Reinsurance Agreement shall be amended as follows:

1.	Exhibit II, Part 2 of the Agreement is amended to include new rates for permanent products issued on or after [June 1, 2006].

Except as herein specified, all the terms and conditions of the Reinsurance Agreement shall apply, and this Amendment is to be added to and made part of the aforesaid Agreement.

In witness of the above, ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York have by their respective officers executed and delivered this Amendment XXVII in duplicate on the dates indicated below, with an Effective Date of [June 1, 2006]

RELIASTAR LIFE INSURANCE COMPANY		RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By:	/s/ Richard Lau	By:	/s/ Richard Lau
	Richard Lau		Richard Lau
Title:	Vice President & Actuary	Title:	Vice President & Actuary

Date:	7-10-06	Date:	7-10-06
Attest:	/s/ Mary Broesch	Attest:	/s/ Mary Broesch
	Mary Broesch		Mary Broesch
Title:	Vice President & Actuary	Title:	Vice President & Actuary

Date:	July 10, 2006	Date:	7-10-06

EXHIBIT II – PART 2

Reinsurance Rates

Effective on and after [June 1, 2006] the reinsurance premiums for permanent products are the following percentages of the 2001 Valuation Basic Table, Age Nearest Birthday basis, attached to this Amendment. First year premiums are zero.

Class	Ages 0-70	Ages 71+
Super Preferred Non-tobacco	45%	50%
Preferred Non-Tobacco	55%	59%
Standard Non-Tobacco	71%	74%
Preferred Tobacco	69%	73%
Standard Tobacco	89%	92%